Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

March 2, 2026

www.encoreuranium.com

William M. Sheriff Retires as Executive Chair; Named Chairman Emeritus and Accepts Appointment as Executive Chair of Verdera Energy Corp.

March 2, 2026 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU) (TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announced today the retirement of William M. Sheriff as Executive Chair & Director of the Company. Mr. Sheriff, the founder of enCore, will continue to serve as a Senior Advisor on the Company’s Technical Advisory Committee providing continued guidance on matters related to investments, corporate development and finance. Mr. Sheriff has also agreed to serve as the Executive Chair of Verdera Energy Corp. (“Verdera”) (TSXV:V).

William M. Sheriff commented “I am honored to have served enCore shareholders for many years as the Executive Chair. enCore has evolved from a start up to what is now a domestic uranium producer in the United States with a strong management team well suited to carry the Company forward. Over many years, I have worked with exceptionally talented colleagues, and it has been my privilege to have presided over the building of enCore from inception to a leading in-situ recovery uranium producer. I remain a large shareholder, committed to the Company’s future, and will continue to serve the Company as a Senior Advisor on matters which best fit with my skill set: corporate development, mergers, acquisitions, corporate finance, and investments. I will also continue to work in the interests of enCore shareholders as Executive Chairman of Verdera Energy to help build Verdera into a force in the domestic uranium supply industry.”

As previously announced on February 18, 2026, enCore expects to distribute common shares of Verdera to its shareholders after the effectiveness of Verdera’s resale registration statement and will announce a record date prior to any such distribution. enCore remains the largest shareholder of Verdera.

Mr. Sheriff, along with representatives from enCore management, are attending PDAC 2026, the World’s Premier Mineral Exploration & Mining Convention, from March 1st to 3rd, 2026. The Company will be presenting at the PDAC Investor Forum on March 3rd at 3:32 p.m. ET in room 801A.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for domestic nuclear energy. enCore Energy is the only uranium company in the United States with two operational Central Processing Plants, both located in South Texas. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of uranium In-Situ Recovery (“ISR”) operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey Burdock Project in South Dakota and the Gas Hills Project in Wyoming. The Company holds other assets including, non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate projects.

Contact:

William M. Sheriff

Executive Chairman & Chief Investment Officer

972.333.2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “anticipates”, “will”, “may”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any statements regarding future expectations, beliefs, goals or prospects, statements regarding growth of Verdera, the strong pipeline of production visible domestic ISR uranium assets and planned future projects of the Company should be considered forward-looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward-looking statement.

A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; the failure to adequately manage future growth; adverse market conditions; the failure to satisfy ongoing regulatory requirements and factors relating to forward-looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.